Exhibit 99.4

FINAL TRANSCRIPT

Conference Call Transcript

PRSFE - Q3 2005 Portal Software Earnings Conference Call

Event Date/Time: Feb. 03. 2005 / 5:00PM ET

Event Duration: 44 min

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PRSFE - Q3 2005 Portal Software Earnings Conference Call

CORPORATE PARTICIPANTS

Ron Kisling

Portal Software - CFO

Dave Labuda

Portal Software - CEO

CONFERENCE CALL PARTICIPANTS

Peter Jacobson

Kauffman Brothers Equity Research - Analyst

Ittai Kidron

CIBC World Markets - Analyst

Jeff Porter

Wedbush Morgan Securities - Analyst

Israel Essler (ph)

Raymond James - Analyst

Charlie Ackerman (ph)

Unidentified Company - Analyst

Ariff Kareem (ph)

Pacific Edge - Analyst

Chuck Goldblum

Emancipation Capital - Analyst

Paul Coster

JP Morgan - Analyst

Michael Turits

Prudential Equity Group - Analyst

PRESENTATION

Operator

Good afternoon everyone. My name is [Sarah Vierra] and I will be your conference facilitator today. At this time, I would like to welcome everyone to the Portal third quarter conference call. [Operator Instructions].

The presentation you will hear on the call, including any question-and-answer session that follows Portal’s presentations of its third quarter results will include forward-looking statements, including statements regarding expected future financial results, bookings, cash, revenues and expenses, profitability and business prospects, industry and general economic trends, operating results, including delivery of project milestones, relationships with customers and partners, and products, operating plans are forward-looking statements. Actual results of these matters could, of course, differ materially for a variety of reasons, including those described in the press release made earlier today in our SEC filings.

Copies of these reports may be obtained from the SEC or from Portal’s website, and for other reasons of which we are currently unaware. Portal undertakes no obligation to update the information in this conference call in the event facts or circumstances [subsequentially] change. Several pro forma non-GAAP financial measure will be mentioned on this call. Information relating to the corresponding GAAP measures and reconciliation of the pro forma and GAAP can be found in our press release in the Investor Relations site at www.portal.com. Thank you.

At this time, we will turn the conference over to Mr. Ron Kisling, Portal’s Chief Financial Officer. Please go a head sir.

Ron Kisling - Portal Software - CFO

Thank you, and thanks for joining us today for Portal Software’s conference call discussing the preliminary results of the third quarter of our fiscal year 2005 ended October 29, 2004. With me on the call is Dave Labuda, co-founder and CEO of Portal Software. Before we get started, I would like to discuss the delay in our Q3 earnings release. In Q3, during our normal close processes, potential issues arose regarding the application of our revenue recognition methodologies during Q3 and in prior periods. We determined that it was necessary to perform a thorough review of these issues to insure the reliability and accuracy of our financial information.

This extensive review covered 280 transactions and included quarterly data for Q3 and the prior six quarters. Management has completed its evaluation and has concluded that its revenue recognition methodologies have been accurately applied. Portal’s audit committee and external auditors have not yet completed their

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PRSFE - Q3 2005 Portal Software Earnings Conference Call

review. Consequently, actual reported results could differ materially from those provided in this update. To respond to the needs of our shareholders, customers and employees, Portal is providing preliminary fiscal year 2005 third quarter financial results.

We appreciate your patience and support. With that, I will turn the call over to Dave.

Dave Labuda - Portal Software - CEO

Thank you, Ron, and thanks, everyone, for being with us today. During the third quarter, we took a number of important steps to improve our business performance: We streamlined the organization and enhanced our management team; We focused on servicing and expanding our customer relationships, and we increased our focus on our internal controls, although, significant deficiencies, including material weaknesses, still exist as described in our press release today and as Ron will discuss further.

First, an organizational update. As part of our restructuring announced during Q3, we combined regional sales and services organization into a centralized, worldwide sales and services model. We also consolidated responsibility for global accounts in a separate group under direct executive management. With this new structure, we expect to reduce over head and operate more efficiently, while supporting our key customers. We also streamlined other corporate functions. We consolidated accounting activities into the U.S. and United Kingdom; we also combine IT operations into a single site. With these changes, we should be able to achieve greater productivity, improved internal controls, and increased account ability.

Another significant change we made was the appointment of Ron Kisling as our Chief Financial Officer. He brings a solid finance background and technical expertise in accounting to the Company. Ron has over 20 years of experience successfully building and managing large finance organizations, including his role as CFO at two global software companies, one of which was a worldwide provider of billing and customer care solutions for the utility market. I am encouraged by the progress of these organizational changes and believe they should continue to improve the Company’s performance over time.

On the customer front, our strategy of providing best-in-class solutions has not changed. With our new operational framework we expect to better execute this strategy. In the third quarter, we demonstrated progress against our key customer objectives: expanding relationships with our current customers, delivering on customer milestones, and winning new business. Our relationship with Vodafone continues to grow. During the third quarter, we completed on-time delivery of major product milestones that included a retail rating and billing solution for Vodafone Pacific. This project is part of a larger effort to replace Vodafone Pacific’s legacy systems. At Vodafone Spain, we also completed the second phase of a convergent prepaid/post paid project.

In the U.S., T-Mobile, which has hot spots in locations like Starbucks and Barnes and Noble, gas expanded its relationship with us. T-Mobile has doubled the number of their licensed subscribers by using Portal’s revenue management solutions to say continually grow and adapt to meet the requirements of existing new and service partners. At Orange U.K., we delivered solution milestones that support more sophisticated partner management processes, including new partner revenue sharing models and customer and partner refunds.

We also delivered against a key milestone at Telstra, enabling them to become the first carrier in Australia to support convergent billing across multiple network and technology systems. As part of this multi-year effort, Telstra will be providing new satellite, WiFi, and narrowband services. In Q3, we had important new business wins at SOFTBANK BB, Telefonica, and SIRIUS. We announced a major win at SOFTBANK BB, Japan’s largest broadband carrier. We believe our platform scalability, flexibility, and our total cost of ownership were the key factors in this win. This win expands our presence in the broadband arena and in the Japanese market.

We won new business in Latin America with Telefonica Moviles, the Number 2 wireless provider in Mexico. We delivered a revenue management solution for both pre- and post-pay subscribers. We believes this continues to demonstrate our success with global tier 1 operators. Yesterday, we announced that SIRIUS Satellite Radio selected Portal to provide a dynamic, subscriber management platform. Our solution will enable SIRIUS to rapidly deploy and manage its customer care, pricing, order entry, and subscriber management functions for the company’s growing customer base.

In this case, we believe we again demonstrated the benefit of Portal’s rapid deployment capabilities and ease of integration with existing systems. I will now turn the call over to Ron to discuss the third quarter financial results.

Ron Kisling - Portal Software - CFO

Thanks, Dave. My discussion today of Portal’s fiscal 2005 third quarter financial results is based on the financial information included in our press release and on the financial data available in the Investor Relations section of our website of www.portal.com. I would like to remind you that in prior earnings call we suspended guidance. Our comments today will, therefore, focus on our Q3 results.

We will not be discussing Q4 or fiscal year 2006 in this call. However, during the closing of our fiscal year 2005 third quarter, we also concluded that as a result of pricing to market levels, our services pricing was more variable, and we no longer have the ability to estimate the fair value of consulting services. Moving

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PRSFE - Q3 2005 Portal Software Earnings Conference Call

forward, when consulting services are sold with license fees license revenues will be recognized when the consulting services are delivered or completed, rather than upon delivery of the licensed software.

Revenue in the quarter was up both year-over-year and sequentially. Third quarter revenue of 26 million was up considerably from the 18.6 million in revenue we posted in the second quarter. Bookings were 32.3 million, compared to 46.3 million in the prior quarter. Our Q3 bookings were in-line with the eight quarter average bookings level of 32.3 million. Deferred revenues increased in the quarter to 39.8 million from 37.4 million in the prior quarter. License revenues in the quarter were 7.7 million, or 29 percent of total revenues in Q3, compared to $890,000, or 5 percent of total revenues in the prior quarter. This increase was driven by the recognition of a large license sale in Japan to SOFTBANK BB, as well as increased license revenue in the Americas.

Service revenues were 18.4 million, or 71 percent of total revenues in Q3, compared to 17.7 million, or 95 percent of the total in the second quarter. In Q3, one customer, SOFTBANK BB, accounted for more than 10 percent of our total revenue. Vodafone and their majority-owned affiliates accounted for 13 percent of revenue, or 3.3 million in Q3, compared to 23 percent of revenue, or 4.2 million in Q2. Revenue in North America was 3.2 million, or 12 percent of the total in Q3, versus 3.6 million, or 19 percent of the total in Q2. Revenues outside of North America totalled 22.9 million, or 88 percent of total revenues in the fiscal third quarter, compared to 15 million, or 81 percent of total revenue in the prior quarter.

Turning now to gross margins. Our GAAP gross margin in Q3 was 41 percent, up 1 percent from Q2. The higher mix of license revenue contributed to the gross margin improvement. Service gross margins improved from 0 percent last quarter to 20 percent in the third quarter. In our second quarter call, we discussed a certain services agreement not being in place at the end of the quarter which precluded us from recognizing revenue and deferring costs. We completed our contract with SOFTBANK BB, which contributed to our improved results in the third quarter. In addition, we believe we now have the processes in place to prevent similar situations from occurring.

Pro forma operating expenses for the third quarter were 27.1 million, compared to 26.9 million in the second quarter. Pro forma operating expenses exclude a net restructuring credit of 867,000 incurred in the quarter. These restructuring costs included a $3.8 million charge, principally for severance and excess facility charges associated with moving Portal from the regional sales and services organization to a centralized worldwide sales and services model.

As part of our restructuring effort, we reduced workforce by 65 employees. These restructuring costs were offset by a $4.7 million adjustment to previously taken restructuring charges related to obtaining a subtenant for a vacant facility and our reoccupation of certain space in our corporate headquarters building. On a pro forma basis, our net loss for the third quarter was 15.9 million, or $0.37 per share, compared to 25.5 million, or $0.60 per share in the prior quarter.

On a GAAP basis, we recorded the net loss of 17.2 million, or $0.40 per share, compared to GAAP net loss of 22.3 million, or $0.53 per share in the second quarter of fiscal 2005. Our GAAP results in the most recent quarter include the aforementioned restructuring charge, a $1.5million write-off of an investment in a private company, and amortization of acquired intangibles 665,000. Both our pro forma and GAAP results benefited from the SOFTBANK services revenue, whose associated costs were primarily recognized in previous quarters.

Turning now to the balance sheet. Our accounts receivable were 16.5 million at the end of the third quarter, compared to 18.4 million at the end of Q2. Our DSO at the end of the quarter was 57 days, down from 89 days at the end of Q2. Again, our deferred revenue at the end of the third quarter increased to 39.8 million, compared to 37.4 million in the prior quarter. We ended the third quarter with cash and investments of 71.2 million, including 14.2 million in restricted cash and investments, down from 83.7 million at the end of Q2.

Finally, I would like to address the current state of Portal’s internal controls, including previously disclosed material weaknesses. During Q3 and over the last couple of months, we have worked diligently to evaluate and improve our internal controls. As required by Sarbanes-Oxley, we have tested the effectiveness of our internal controls for the fiscal year January 28, 2005 and we have identified additional material weaknesses associated with a staffing shortage in the finance and accounting organizations.

We have been aggressively recruiting to address this issue. We are also continuing to address the other previously disclosed material weaknesses. Dave, the audit committee and I are committed to fixing these deficiencies. Nonetheless, at fiscal year-end on January 28, 2005, we have multiple, unremediated weaknesses in our internal controls as discussed in greater detail in our press release today, which we strongly recommend you read in this regard. Dave and I will now open the call for questions.

Operator

Thank you. [Operator Instructions]. And from JP Morgan we will go to Paul Coster.

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QUESTION AND ANSWER

Paul Coster - JP Morgan - Analyst

Yes. Gentlemen, I have a number of questions. First of all, perhaps you could give us a little bit of a sense about — I didn’t understand the pricing variability with the service team. What does that mean? Perhaps you can give us an example.

Ron Kisling - Portal Software - CFO

What that means is that over the last quarter or two, we’ve priced more closely to market, which means in some cases we’ve priced higher and in some cases lower so we’ve not had consistent pricing. Under the accounting rules, in order to recognize licensed revenues up front, you need to price your services elements very consistently; essentially, at the same rate across the board.

Because we price closer to what the number would bear in a number of cases, we can no longer segregate the license and services revenue. And, therefore, when we sell a license and services together, rather than recognize the license up front, we will recognize the combined revenue as the services are delivered, or upon service completion.

Paul Coster - JP Morgan - Analyst

Okay. I’ve got it. The second question is, it’s a really nice bounce back in licensing revenues, here. However, I think I am reading this correctly, that there is a one time licensing payment from SOFTBANK coming through. Are we seeing the start of the sort of the ramp in subscriber-based licensing, or is it really just SOFTBANK and this doesn’t yet prove a trend?

Ron Kisling - Portal Software - CFO

I think what you will see, across, if you look at the bookings numbers, they fluctuated fairly significantly. We have a lot — typically, our transactions are fairly large, and so you will see fluctuations from quarter to quarter in our bookings levels. However, if you look at the bookings in the quarter, you’ll see that they are very consistent with the levels that we have seen over the last six to eight quarters.

Paul Coster - JP Morgan - Analyst

Okay. So I think what I am inferring from that is that the licensing businesses is stable? The outlook for it?

Ron Kisling - Portal Software - CFO

Well, we haven’t really talked about the outlook. I think my comment stands that I think it is consistent with what we have seen over the last couple of eight quarters. We expect to see variability from quarter to quarter, and the trends remain sound.

Paul Coster - JP Morgan - Analyst

Would you say that your customers are starting to see subscriber numbers bump up above the threshold points that starts a payoff for you?

Ron Kisling - Portal Software - CFO

I think as we talked about in terms of not providing forward-looking information on what we’re really seeing.

Paul Coster - JP Morgan - Analyst

I understand. I’m obviously, though, keen to try and get a handle on that. Okay. A couple of other very minor questions. How many staff are there now at the firm?

Dave Labuda - Portal Software - CEO

I can answer that as of today or as of the end of Q3. I’m just trying to understand.

Paul Coster - JP Morgan - Analyst

Well, as of today. Yes.

Dave Labuda - Portal Software - CEO

As of today, we have about 560 regular employees, as well as, obviously, a substantial staff in our India development center which are contracted through our partner.

Paul Coster - JP Morgan - Analyst

Okay. Got it. And the cost saves that you have projected are based upon what baseline?

Dave Labuda - Portal Software - CEO

The cost projections were based upon the run rate which we experienced in the second quarter and moving into the first half of the third quarter. So if you took the run rate that the Company was experiencing when the restructuring was done and compared the effects of the restructuring to that run rate, that’s the basis of the savings.

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PRSFE - Q3 2005 Portal Software Earnings Conference Call

Paul Coster - JP Morgan - Analyst

Okay. And last question. Can you just give us the status on the dialogue with NASDAQ and the delisting issue?

Dave Labuda - Portal Software - CEO

I would say that the hearing that we had with NASDAQ went as expected, and we obviously requested an extension to finish the filing of the 10-Q, and we are at this time awaiting to hear the results of the hearing.

Paul Coster - JP Morgan - Analyst

Okay. Great. Thanks I will hop back on once others have asked questions. Thank you.

Operator

And from Kauffman Brothers, Peter Jacobson.

Peter Jacobson - Kauffman Brothers Equity Research - Analyst

Good afternoon. Thanks. So for the quarter that you just reported, that is using the new revenue recognition policy; is that correct?

Ron Kisling - Portal Software - CFO

Just to clarify, I wouldn’t call it a new policy; it simply is a change in some of the facts which results in a different recognition, but the same policy. And you are correct that the Q3 results do reflect those facts.

Peter Jacobson - Kauffman Brothers Equity Research - Analyst

Okay. And I guess, can you just clarify the distinction there? I mean, previously, if you had licensed software plus services, upon — you would recognize the revenue up front. And now you are saying you are going to wait until the services are completed and presumably [inaudible-audio difficulties] by the customer. So why is that not a change in policy?

Ron Kisling - Portal Software - CFO

The policy is the same in situations where we have consistent pricing we are required to recognize the licenses upon licenses delivery. In situations where we don’t have inconsistent pricing, we’re required to recognize it as the services are delivered. That has been the Company’s policy. What has changed is the facts regarding the consistency of our pricing which occurred in the last quarter. And as a result, applying the same policy gets us to a different result where we are now recognizing the license as the services revenues are recognized.

Peter Jacobson - Kauffman Brothers Equity Research - Analyst

Okay. And can you explain where you are relative to catching up on revenue recognition associated with the several deals where there were issues going back to a little over a year ago?

Ron Kisling - Portal Software - CFO

You know, I am not sure exactly what you are referring to. The issue that we mentioned in the call regarding some issues around SOFTBANK BB and the contractual issues were resolved in Q3, and so with respect to the SOFTBANK BB, we are, if you will, caught up with recognizing that revenue and have resolved all of the contractual issues that resulted in those issues in the first place.

Peter Jacobson - Kauffman Brothers Equity Research - Analyst

What I was referring to were the — going back about a year ago, you had a number of contracts where you couldn’t recognize revenue due to not achieving certain milestones or some execution issues. And my question is, are those cleaned up at this point?

Dave Labuda - Portal Software - CEO

I think without a more specific understanding of the details you are asking about, I don’t think we can answer that question.

Peter Jacobson - Kauffman Brothers Equity Research - Analyst

Okay. Well maybe we can do that offline. The restructuring, how far are you through the restructuring at this point? Is it mostly done or is there much more to do over the next few quarters?

Dave Labuda - Portal Software - CEO

The activities that we described when we announced the reorganization and we described today in terms of the cost and savings, those activities have been complete.

Peter Jacobson - Kauffman Brothers Equity Research - Analyst

Okay.

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PRSFE - Q3 2005 Portal Software Earnings Conference Call

Dave Labuda - Portal Software - CEO

In addition, I would say that you know, obviously, we are — we continue to focus on cash flow as a key metric for the company, so we are always looking for opportunities to reduce our costs.

Peter Jacobson - Kauffman Brothers Equity Research - Analyst

Okay. And I think over the last quarter or so, the Company had a target time frame to return to cash flow neutral or cash flow positive condition. Is there any target in place now to accomplish that?

Dave Labuda - Portal Software - CEO

I think — as we indicated in our prior call, we’ve suspended guidance. So we are not communicating any time table with respect to achieving cash flow positive, other than to say we are continuing to drive toward improving our profitability. Okay. And final question, is there any rough sizing on the SIRIUS satellite deal? No comment.

Peter Jacobson - Kauffman Brothers Equity Research - Analyst

Okay. Thank you very much.

Operator

Well now move on to Ittai Kidron with CIBC World Markets.

Ittai Kidron - CIBC World Markets - Analyst

Hey, guys. A lot of the questions have been answered, but could you give us a little bit more — at least from your perspective — anything on the timing that you expect all of these issues to be finally behind you?

Dave Labuda - Portal Software - CEO

I think as we’ve said, already a couple of times, I mean, obviously these are focus areas for the management team but we are not providing any specifics.

Ittai Kidron - CIBC World Markets - Analyst

Okay. Was there in the past three, six months with any of your contracts with Vodafone, did Vodafone hold back on any of the planned projects for the last six months?

Dave Labuda - Portal Software - CEO

No.

Ittai Kidron - CIBC World Markets - Analyst

Okay. All right. That’s it for me.

Operator

And we ask that in the interest of time that you limit yourself to two to three questions. We’ll now move on to Michael Turits with Prudential Equity Group.

Michael Turits - Prudential Equity Group - Analyst

Hi, guys. I know that you guys weren’t there for the last quarter, but there was a large myth and they said it was broken up into three main things, three main areas. One was — prior management said a licensed deal. That’s the SOFTBANK stuff; is that correct?

Dave Labuda - Portal Software - CEO

Yes.

Michael Turits - Prudential Equity Group - Analyst

Okay. Just want to make sure I am right on that.

Dave Labuda - Portal Software - CEO

Yes.

Michael Turits - Prudential Equity Group - Analyst

The other two main areas of what they called “the myths” was Vodafone. They said we could expect that March, June. Is all of that stuff processing fine? I know there was a code issue where it was service or license and all that stuff. Is everything okay over there? Is it still on target? I mean, I am trying to be general here.

Dave Labuda - Portal Software - CEO

Yeah, I am assuming you are referring to the change in the classification of revenue of the projects that we work with with Vodafone to enhance our product.

Michael Turits - Prudential Equity Group - Analyst

Correct.

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PRSFE - Q3 2005 Portal Software Earnings Conference Call

Dave Labuda - Portal Software - CEO

Yes, those projects are all going fine.

Michael Turits - Prudential Equity Group - Analyst

Okay. The other area of the myths was this area that you — they were labeling “work with no contracts,” in general; that you were doing work and you didn’t necessarily have a contract and there was rev rec issues on that. Have contracts been laid out for all of that kind of work? I know there was some management, managerial positions that had to be changed over, because some things weren’t going right, obviously. Have all of those worked? They have contracts, everything’s ready to go at some point?

Dave Labuda - Portal Software - CEO

I think — two things. Your first question, the work without a contract that was mentioned in Q2 related to the SOFTBANK BB transaction. I think, as we had indicated, we believe we’ve put in place all the processes in place to ensure that we don’t have a recurrence of those activities where we complete contracts — or complete services engagements without having contracts in place.

Michael Turits - Prudential Equity Group - Analyst

Okay. That’s great. Just a few more things, I was just — it’s a general question. How are you guys seeing the market out there? I mean, we are focusing on the nitty gritty of stuff that you can’t really talk about; auditing and what not. Are people signing new contracts? I mean, you’re talking about bookings but I am not really sure what bookings are any more. How is the market out there? Demand, no demand, winning deals?

Dave Labuda - Portal Software - CEO

Well, obviously we are not going to make a comment on the winning deals aspect of the question, but I think if you look at the market in general, there are a lot of very strong forces in play that are driving operators towards convergence across services, convergences across prepaid and post paid. There’s a lot of consolidation into multi-national operators, and then an attempt to lower operating costs by consolidating back office systems. So those are all key factors that provide opportunity for Portal in our markets.

Michael Turits - Prudential Equity Group - Analyst

Nothing a little more specific? I mean, you have some competitors of your out there saying that the wireline industry, particularly, is strong, that they’re seeing pick up there. I’m just trying to get an idea what the rest of the market is looking like.

Dave Labuda - Portal Software - CEO

I think from our perspective we see opportunities across the communications and media markets.

Michael Turits - Prudential Equity Group - Analyst

Okay. When can we expect to have some resolution with the NASD stuff? I mean, is that something that has to be done in 60 days or some point from now?

Ron Kisling - Portal Software - CFO

As Dave mentioned earlier. We met with the NASD and we requested additional time to file our 10-Q, and we are awaiting their response, and it’s up to them in terms of when they respond.

Michael Turits - Prudential Equity Group - Analyst

Okay.

Dave Labuda - Portal Software - CEO

And then after that, you have some time to go back to them, 30 days or something like that? I don’t know; I’m not sure of the formalities.

Michael Turits - Prudential Equity Group - Analyst

There is a process for us to appeal their decision if necessary, yes. Okay. All right. Sound good. Thanks, guys.

Operator

We will now move on to Jeff Porter with Wedbush Morgan Securities.

Jeff Porter - Wedbush Morgan Securities - Analyst

I’m sorry about that. I tried to get out of the queue. All my questions were answered. Thanks a lot.

Operator

And we’ll now move on to [ Israel Essler] with Raymond James.

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FINAL TRANSCRIPT

PRSFE - Q3 2005 Portal Software Earnings Conference Call

Israel Essler - Raymond James - Analyst

Same for me.

Operator

And we’ll now move on to [Charlie Ackerman].

Charlie Ackerman - Unidentified Company - Analyst

Just two quick questions. One, I was hoping — is there any way you can give a breakdown of the composition of deferred revenue? What percentage of it’s licenses and what percent of it’s services?

Ron Kisling - Portal Software - CFO

Not at this time.

Charlie Ackerman - Unidentified Company - Analyst

Okay. And is there — can you just talk about the rest of the structuring and the cash implications from that? Have we seen the full cash implications on the cash flow statement or is there more to come in the next quarter?

Dave Labuda - Portal Software - CEO

No, I think the cash costs associated with the restructuring will carry over into the next quarter.

Charlie Ackerman - Unidentified Company - Analyst

And how much would it be?

Dave Labuda - Portal Software - CEO

I don’t think we are at liberty to discuss the details.

Charlie Ackerman - Unidentified Company - Analyst

Okay. That’s it.

Dave Labuda - Portal Software - CEO

I will say the original release we did on the restructuring did quote our estimate at the time of the cost associated with the restructuring.

Charlie Ackerman - Unidentified Company - Analyst

What was that again?

Dave Labuda - Portal Software - CEO

I said the original release — What was the number? The savings were 15 to 19 million. The estimated restructuring costs, I apologize, I don’t have that.

Ron Kisling - Portal Software - CFO

The total restructuring cost that I think we disclosed then were about 3.8 million, and that was principally for severance costs and some excess facilities, principally in foreign locations.

Charlie Ackerman - Unidentified Company - Analyst

Okay. So prior to that was in Q3 and probably will be in Q4.

Ron Kisling - Portal Software - CFO

From a cash perspective, I think you’ll see the costs go out in Q3 or Q4, principally. The facility cost would move into the future quarters; however, a big piece of the cost was severance, which, as Dave said, will flow a little bit into our next quarter.

Charlie Ackerman - Unidentified Company - Analyst

And if I have to do the math, I think the last time I talked to you guys you said you had 600 employees and now it’s down to 560? So you got rid of, roughly — well, net 40?

Dave Labuda - Portal Software - CEO

Actually, we announced with the restructuring — and I believe it was in Ron’s statements — that we reduced by 65 employees as part of the restructuring.

Charlie Ackerman - Unidentified Company - Analyst

Okay. All right. Thank you.

Operator

We will now move on to [Ariff Kareem] with Pacific Edge.

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FINAL TRANSCRIPT

PRSFE - Q3 2005 Portal Software Earnings Conference Call

Ariff Kareem - Pacific Edge - Analyst

Hi. I’m not sure if you mentioned it — I guess I couldn’t quite understand. But can you talk about what you expect the revenue run rates to be Q4 and onwards? Is that something you can comment on?

Ron Kisling - Portal Software - CFO

Yes. I think, as we indicated earlier, we are not providing guidance at this time for future quarters. And that would include revenue levels

Ariff Kareem - Pacific Edge - Analyst

I’m sorry. I meant expense [inaudible]. Can you talk about that or no?

Ron Kisling - Portal Software - CFO

No. I thin, at this time, we are not providing forward-looking guidance.

Ariff Kareem - Pacific Edge - Analyst

And then, if my understanding is correct, some some of the issues that you had in terms of revenue recognition, or control issues, in terms of concontracting for services, and I guess a big part of that comes from the fact that Portal has been transforming itself from primarily a software company to more of a services heavy company. Can you talk about sort of where you are in terms of progress made in that transformation that the old management had set off on?

Dave Labuda - Portal Software - CEO

Well, I think the issue that you are referring to is related to the SOFTBANK BB transaction that was discussed as part of Q2. Again, that transaction was resolved, the work was completed, the contract was resolved in Q3.

Ariff Kareem - Pacific Edge - Analyst

Was that the only issue you had or did you have [cough] — excuse me — service recognition issues at any other contracts?

Dave Labuda - Portal Software - CEO

No. We don’t have any — I’m sorry.

Ron Kisling - Portal Software - CFO

There were no significant recognition issues on other contracts. We recognized those as we achieved the milestones. The significant one was a contracting issue, as you pointed out, that occurred in Q2, and that was resolved in Q3. And, I think as we indicated earlier, we believe we have the processes in place now around our services business to ensure that those issues do not recur.

Ariff Kareem - Pacific Edge - Analyst

What about the restatements that were done, I think it was in Q1 and perhaps in Q4 where, I think, the company reported certain numbers and the 10-Q, there were some restatements on revenue. My — I guess my — perhaps my speculation was that that may have been misrecognized revenue, perhaps?

Ron Kisling - Portal Software - CFO

Actually, there was — as you pointed out — in our Q2, we identified the need to restate our Q1 results. The big drivers behind that were, really, expense recognition in Japan, where expenses were under reported in Japan, initially, in Q. And we identified that issue in Q2 and we restated the results for that. And we have since put in place additional cut -off procedures with respect to our costs, to mitigate that issue. In addition, there was an issue with a contract disclosure issue that also occurred in Q1, that was —that resulted in a restatement. The issues were not around the type of, performing work without completing a contract that we saw in Q2 with respect to SOFTBANK BB.

Ariff Kareem - Pacific Edge - Analyst

Okay. In terms of the control issues, have you seen an impact from, well, more broadly, from what’s been going on at the Company upon existing contracts and customers or the closing of new contracts with customers?

Dave Labuda - Portal Software - CEO

Well, we can’t comment on the closing of new contracts, obviously, but I would say that our customer relationships remain very strong, we have very strategic, mission-critical relationships with our customers, and I think we continue to work very closely with them.

Ariff Kareem - Pacific Edge - Analyst

Okay. And then finally, in terms of your services organization, how do you feel about the staffing level at this point? Or do you have enough people, are you looking for more, or are you looking to reduce staff totals?

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FINAL TRANSCRIPT

PRSFE - Q3 2005 Portal Software Earnings Conference Call

Dave Labuda - Portal Software - CEO

Again, since we are not providing guidance I don’t think we can’t answer that question.

Ariff Kareem - Pacific Edge - Analyst

Okay. Thank you.

Operator

And from Emancipation Capital, Chuck Goldblum.

Chuck Goldblum - Emancipation Capital - Analyst

Hi. Thank you. You talked about going back to the service variability and the revenue recognition on the license. You said in some places there is consistent service pricing and in some places there isn’t, and the places where there is you can recognize the license up front. Is the places where service pricing is consistent, is that a certain product? Is that a certain region? Can you put some color around that?

Ron Kisling - Portal Software - CFO

Yes, actually what I was sort of saying is in situations where you have consistent pricing, you can recognize up front, which was the situation in the prior fiscal year, in through Q1, where that situation existed. And as a result in these situations, we would have recognized the licenses upon license delivery. The situation today, as a result of our more market responsive pricing on the services level, is that we do not have that consistency. So it’s across the board, it was more of a change in time and facts rather than from one area to another.

Chuck Goldblum - Emancipation Capital - Analyst

Okay. So that would indicate that going forward, your business being exactly the same as it has been recently, that license will be generally delayed?

Ron Kisling - Portal Software - CFO

That is correct.

Chuck Goldblum - Emancipation Capital - Analyst

And so the idea is that you guys are going to manage to cash — like you said before, I guess — manage the cash flow as opposed to EPS, or do you take in expenses differently or how do you manage that?

Ron Kisling - Portal Software - CFO

You know, no significant change expenses, though they will be — expenses on the project are recognized, typically, as the revenue is recognized. But again, I think, as we’ve indicated, because of the fluctuations in bookings from quarter to quarter as well as some of these revenue recognition issues, I think when you look at the health of the business, looking at cash flow, looking at bookings levels and looking at changes in the deferred revenue are the key indicators as to the health and business activity levels for Portal

Chuck Goldblum - Emancipation Capital - Analyst

Okay. And on bookings, do you give any sort of break out on how much is license and how much is service, that sort of thing?

Ron Kisling - Portal Software - CFO

We have not.

Chuck Goldblum - Emancipation Capital - Analyst

Okay. So have you given indications, sort of historically, how that’s been, ever? I mean, should we have any sort of indication of how it might be, generally?

Ron Kisling - Portal Software - CFO

I’m not — you know, I’m relatively new, but I am not aware of that break down being provided historically. But I don’t know.

Chuck Goldblum - Emancipation Capital - Analyst

Okay. With the — it’s sort of a strange situation for you guys not giving forward guidance on a quarter that’s ended. Is there — do you guys have any sort of schedule where you are thinking about releasing the January data, at least sort of giving us some guidance on when we might get some forward guidance on history?

Ron Kisling - Portal Software - CFO

The answer is we will provide that once we release the January results, and we have not set a date for that yet. What I can say it is our expectation that we will be releasing our numbers and meeting our filing obligations in a timely manner, relative to our requirements, meeting our filing requirement for our Q4 results.

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FINAL TRANSCRIPT

PRSFE - Q3 2005 Portal Software Earnings Conference Call

Chuck Goldblum - Emancipation Capital - Analyst

Okay. I guess the last question on the topic is, were you guys thinking at all of at least giving some sort of information associated with your January quarter now? Was that ever on consideration?

Ron Kisling - Portal Software - CFO

No.

Chuck Goldblum - Emancipation Capital - Analyst

Okay. I guess the obvious question is why, considering it is over.

Ron Kisling - Portal Software - CFO

Because we have suspended guidance.

Chuck Goldblum - Emancipation Capital - Analyst

Right, it’s not guidance. Okay. Thanks for your help.

Operator

And we have time for one more question. That will come from Paul Coster with JP Morgan.

Paul Coster - JP Morgan - Analyst

Oh, I’m sorry, I can’t resist asking, perhaps that last question, which is, so why you have suspended guidance?

Ron Kisling - Portal Software - CFO

I think back in Q2 when we suspended guidance, we indicated that because of our historical difficulty in accurately predicting the numbers, as well as the significant changes that we’re undergoing at Portal, in terms of reorganizing the entire field organization and Dave and I coming into our new roles, as well as the control issues that we’re addressing around putting processes in place, we did not feel that we were in a position to provide reliable guidance. And until such time as we believe that we can provide reliable and accurate guidance, we will suspend providing that information. It is important to us that any guidance we provide be reliable and based on a full insight into our operations and activities.

Paul Coster - JP Morgan - Analyst

Okay. My question was actually are you disabled or impeded by all of this at the moment, in the conducts of business with your customers?

Dave Labuda - Portal Software - CEO

No, as I mentioned earlier, the relationship that we have with our customers is mission-critical and very strategic. Obviously, we are keeping them well-informed and continue to run the business

Paul Coster - JP Morgan - Analyst

How do they express their view on your situation? Do they even know of it or are they attentive to your problems? Obviously, they can’t afford for you to fail, I would have thought.

Dave Labuda - Portal Software - CEO

Well, I can’t comment on what’s in the minds of our customers, but again, I will just continue to say that we have strategic relationships, we work very, very closely with them, there is a lot of executive contact between Portal and our key customers. And so we continue to run the business and to provide value to them.

Paul Coster - JP Morgan - Analyst

Okay. Thank you.

Operator

And gentlemen, there are no further questions at this time. I will turn the conference back over to you for any closing remarks.

Dave Labuda - Portal Software - CEO

Okay. I would just like to close today’s call by again thanking you for your patience and continued support.

Operator

That does conclude our conference. We do appreciate your patience. You may now disconnect.

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FINAL TRANSCRIPT

PRSFE - Q3 2005 Portal Software Earnings Conference Call

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